Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
THIRD QUARTER 2024 EPS OF ($0.21) PER SHARE;
AND FFO OF $1.13 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $0.21 per share for the third quarter of 2024 as compared to net loss of $0.38 per share for the same period in 2023.
•Funds from operations ("FFO") of $1.13 per share for the third quarter of 2024, which was reduced by $9.0 million, or $0.13 per share, of non-recurring, non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $1.27 per share for the same period in 2023.
•Signed 42 Manhattan office leases covering 763,755 square feet in the third quarter of 2024 and 140 Manhattan office leases covering 1,817,928 square feet in the first nine months of 2024. The mark-to-market on signed Manhattan office leases was 10.8% higher for the third quarter and 8.2% higher for the first nine months of 2024 than the previous fully escalated rents on the same spaces.
•To date in 2024, signed 150 Manhattan office leases covering 2,795,746 square feet with a mark-to-market of 12.4% higher than the previous fully escalated rents on the same spaces, while maintaining a current pipeline of approximately 1.1 million square feet.
•Same-store cash net operating income ("NOI"), including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased 2.9% for the third quarter and 0.1% for the first nine months of 2024, excluding lease termination income, as compared to the same periods in 2023.
•Manhattan same-store office occupancy increased to 90.1% as of September 30, 2024, inclusive of leases signed but not yet commenced. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 92.5% by December 31, 2024.
Investing Highlights
•Closed on the previously announced sale of the Palisades Premier Conference Center for $26.3 million plus certain fees payable to the Company. The Company took control of the property in July 2023 in partial satisfaction of a legal judgement. The transaction generated net proceeds to the Company of $19.8 million.

Financing Highlights
•Together with our joint venture partner, closed on a modification and extension of the mortgage on 220 East 42nd Street. The modification included a paydown of the principal balance by $9.0 million to $496.4 million and extended the maturity date to December 2027. The interest rate was maintained at 2.75% over Term SOFR, which the joint venture fixed at 6.77% through the extended maturity date.
•The Company has completed $2.6 billion of strategic debt modifications and extensions across its portfolio pursuant to its strategy to refinance, modify or extend at least $5.0 billion of existing debt.
Special Servicing and Asset Management Highlights
•The Company further expanded its special servicing business with active assignments now totaling $5.0 billion and an additional $6.8 billion of assignments where the Company has been designated as special servicer on assets that are not currently in special servicing.
NEW YORK, October 16, 2024 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended September 30, 2024 of $13.3 million and $0.21 per share as compared to a net loss of $24.0 million and $0.38 per share for the same quarter in 2023.
The Company also reported net loss attributable to common stockholders for the nine months ended September 30, 2024 of $2.3 million and $0.06 per share as compared to a net loss of $423.9 million and $6.63 per share for the same period in 2023.
The Company reported FFO for the quarter ended September 30, 2024 of $78.6 million and $1.13 per share, or $87.6 million and $1.26 per share, net of $9.0 million, or $0.13 per share, of non-recurring, non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $87.7 million and $1.27 per share for the same period in 2023.
The Company also reported FFO for the nine months ended September 30, 2024 of $437.9 million and $6.30 per share, which includes $190.1 million, or $2.74 per share, of gains on discounted debt extinguishments at 2 Herald Square, 280 Park Avenue, and 719 Seventh Avenue as offset by $2.5 million, or $0.04 per share, of negative non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $291.6 million and $4.23 per share for the same period in 2023.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 1.7% for the third quarter of 2024, or 2.9% excluding lease termination income, as compared to the same period in 2023.
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 0.6% for the nine months ended September 30, 2024, and increased 0.1% excluding lease termination income, as compared to the same period in 2023.

During the third quarter of 2024, the Company signed 42 office leases in its Manhattan office portfolio totaling 763,755 square feet. The average rent on the Manhattan office leases signed in the third quarter of 2024, excluding leases signed at One Vanderbilt and One Madison, was $102.49 per rentable square foot with an average lease term of 11.4 years and average tenant concessions of 12.2 months of free rent with a tenant improvement allowance of $114.90 per rentable square foot. Twenty-five leases comprising 566,138 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $107.13 per rentable square foot, representing a 10.8% increase over the previous fully escalated rents on the same office spaces.
During the nine months ended September 30, 2024, the Company signed 140 office leases in its Manhattan office portfolio totaling 1,817,928 square feet. The average rent on the Manhattan office leases signed in 2024, excluding leases signed at One Vanderbilt and One Madison, was $93.13 per rentable square foot with an average lease term of 9.3 years and average tenant concessions of 9.3 months of free rent with a tenant improvement allowance of $86.50 per rentable square foot. Seventy-eight leases comprising 1,126,854 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $100.82 per rentable square foot, representing a 8.2% increase over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio increased to 90.1% as of September 30, 2024, inclusive of 350,286 square feet of leases signed but not yet commenced, as compared to 89.6% at the end of the previous quarter. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 92.5% by December 31, 2024.
Significant leasing activity in the third quarter and to date in October includes:
•Early renewal and expansion with Bloomberg, L.P. for 924,876 square feet at 919 Third Avenue;
•Early renewal and expansion with Ares Management LLC for 307,336 square feet at 245 Park Avenue;
•Early renewal and expansion with Industrial and Commercial Bank of China Limited, New York Branch for 132,938 square feet at 1185 Avenue of the Americas;
•Renewal with SP Plus Corporation for 64,926 square feet at 555 West 57th Street;
•Early renewal with Golenbock Eiseman Assor Bell & Peskeoe LLP for 38,050 square feet at 711 Third Avenue;
•Two early renewal and expansions of 51,960 and 34,640 square feet with Berkley Research Group, LLC and Mirae Asset Securities (USA), Inc., respectively, at 810 Seventh Avenue;
•New lease with TD Bank, N.A. for 26,225 square feet at 125 Park Avenue;
•New lease with Penton Learning Systems, LLC for 22,422 square feet at 420

Lexington Avenue; and
•Early renewal with Renaissance Technologies LLC for 20,010 square feet at 800 Third Avenue.
Investment Activity
In July, the Company closed on the previously announced sale of the Palisades Premier Conference Center for $26.3 million plus certain fees payable to the Company. The Company took control of the property in July 2023 in partial satisfaction of a legal judgement. The transaction generated net proceeds to the Company of $19.8 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity portfolio was $503.8 million at September 30, 2024, including $209.9 million representing the Company's share of the preferred equity investment in 625 Madison Avenue that is accounted for as an unconsolidated joint venture. The portfolio had a weighted average current yield of 7.4% as of September 30, 2024, or 8.7% excluding the effect of a $50.0 million investment that is on non-accrual.
During the third quarter of 2024, the Company invested $108.9 million in real estate debt and commercial mortgage-backed securities.
Financing Activity
In July, together with our joint venture partner, closed on a modification and extension of the $505.4 million mortgage on 220 East 42nd Street. The modification included a paydown of the principal balance by $9.0 million to $496.4 million and extended the maturity date to December 2027. The interest rate was maintained at 2.75% over Term SOFR, which the joint venture fixed at 6.77% through the extended maturity date.
The Company has completed $2.6 billion of strategic debt modifications and extensions across its portfolio pursuant to its strategy to refinance, modify or extend at least $5.0 billion of existing debt.
Special Servicing and Asset Management Activity
The Company further expanded its special servicing business with active assignments now totaling $5.0 billion and an additional $6.8 billion of assignments where the Company has been designated as special servicer on assets that are not currently in special servicing. Since inception, the Company's cumulative special servicing and asset management appointments total $20.1 billion.
Institutional Investor Conference
The Company will host its Annual Institutional Investor Conference on Monday, December 9, 2024 beginning at 9:00 AM ET. The event will be held in-person, by invitation only. The presentation will be available online via audio webcast, in listen only mode, and the accompanying presentation materials can be accessed in the Investors section of the SL Green Realty Corp. website at www.slgreen.com on the day of the conference. An audio replay of the presentation will be available in the Investors section of the SL Green Realty Corp. website following the conference.
For more information about the event, please email SLG2024@slgreen.com.

Dividends
In the third quarter of 2024, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.25 per share, which were paid in cash on August 15, September 16, and October 15, 2024, equating to an annualized dividend of $3.00 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period July 15, 2024 through and including October 14, 2024, which was paid in cash on October 15, 2024 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 17, 2024, at 2:00 pm ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BI244a0311fb7043b5ac804fc1ac187dcb.
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2024, SL Green held interests in 55 buildings totaling 31.8 million square feet. This included ownership interests in 28.1 million square feet of Manhattan buildings and 2.8 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, occupancy, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues:	2024	2023	2024	2023

Rental revenue, net	$139,616	$131,524	$403,382	$471,767
Escalation and reimbursement revenues	17,317	19,467	45,687	60,211
SUMMIT Operator revenue	36,437	35,069	94,643	83,020
Investment income	5,344	9,689	18,938	27,849
Interest income from real estate loans held by consolidated securitization vehicles	4,771	—	4,771	—
Other income	26,206	14,437	72,972	59,139
Total revenues	229,691	210,186	640,393	701,986
Expenses:
Operating expenses, including related party expenses of $0 and $2 in 2024 and $2 and $3 in 2023	49,507	49,585	139,448	148,606
Real estate taxes	30,831	31,195	94,495	112,463
Operating lease rent	6,363	7,253	19,136	20,209
SUMMIT Operator expenses	37,901	32,801	82,947	76,324
Interest expense, net of interest income	42,091	27,440	109,067	109,714
Amortization of deferred financing costs	1,669	2,152	4,885	6,327
SUMMIT Operator tax expense	(1,779)	3,735	(1,219)	6,881
Interest expense on senior obligations of consolidated securitization vehicles	3,330	—	3,330	—
Depreciation and amortization	53,176	50,642	154,007	198,760
Loan loss and other investment reserves, net of recoveries	—	—	—	6,890
Transaction related costs	171	166	263	1,083
Marketing, general and administrative	21,015	22,873	62,360	69,132
Total expenses	244,275	227,842	668,719	756,389

Equity in net (loss) income from unconsolidated joint ventures	(15,428)	(15,126)	100,057	(44,470)
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	371	—	19,006	(79)
Purchase price and other fair value adjustments	12,906	10,183	(36,321)	(6,987)
Gain (loss) on sale of real estate, net	7,471	516	4,730	(27,813)
Depreciable real estate reserves	—	389	(65,839)	(305,527)
Gain on early extinguishment of debt	—	—	17,777	—
Net (loss) income	(9,264)	(21,694)	11,084	(439,279)
Net loss attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	914	1,574	166	27,493
Noncontrolling interests in other partnerships	985	1,794	4,150	4,459
Preferred units distributions	(2,176)	(1,903)	(6,485)	(5,352)
Net (loss) income attributable to SL Green	(9,541)	(20,229)	8,915	(412,679)
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net loss attributable to SL Green common stockholders	$(13,279)	$(23,967)	$(2,298)	$(423,892)
Earnings Per Share (EPS)
Basic loss per share	$(0.21)	$(0.38)	$(0.06)	$(6.63)
Diluted loss per share	$(0.21)	$(0.38)	$(0.06)	$(6.63)

Funds From Operations (FFO)
Basic FFO per share	$1.16	$1.28	$6.43	$4.25
Diluted FFO per share	$1.13	$1.27	$6.30	$4.23

Basic ownership interest
Weighted average REIT common shares for net income per share	64,388	64,114	64,355	64,099
Weighted average partnership units held by noncontrolling interests	3,611	4,182	3,737	4,175
Basic weighted average shares and units outstanding	67,999	68,296	68,092	68,274

Diluted ownership interest
Weighted average REIT common share and common share equivalents	66,122	64,923	65,774	64,766
Weighted average partnership units held by noncontrolling interests	3,611	4,182	3,737	4,175
Diluted weighted average shares and units outstanding	69,733	69,105	69,511	68,941

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2024	2023
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,134,432	$1,092,671
Building and improvements	3,781,403	3,655,624
Building leasehold and improvements	1,374,059	1,354,569
	6,289,894	6,102,864
Less: accumulated depreciation	(2,084,755)	(1,968,004)
	4,205,139	4,134,860
Cash and cash equivalents	188,216	221,823
Restricted cash	126,909	113,696
Investment in marketable securities	16,522	9,591
Tenant and other receivables	53,628	33,270
Related party receivables	13,077	12,168
Deferred rents receivable	266,606	264,653
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,618 and $1,630 in 2024 and 2023, respectively, and allowances of $13,520 and $13,520 in 2024 and 2023, respectively	293,924	346,745
Investments in unconsolidated joint ventures	2,871,683	2,983,313
Deferred costs, net	105,646	111,463
Right-of-use assets - operating leases	870,782	885,929
Real estate loans held by consolidated securitization vehicles	713,218	—
Other assets	490,722	413,670
Total assets	$10,216,072	$9,531,181

Liabilities
Mortgages and other loans payable	$1,648,798	$1,497,386
Revolving credit facility	735,000	560,000
Unsecured term loan	1,250,000	1,250,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(12,903)	(16,639)
Total debt, net of deferred financing costs	3,720,895	3,390,747
Accrued interest payable	22,825	17,930
Accounts payable and accrued expenses	125,377	153,164
Deferred revenue	154,700	134,053
Lease liability - financing leases	106,518	105,531
Lease liability - operating leases	815,238	827,692
Dividend and distributions payable	20,147	20,280
Security deposits	56,297	49,906
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Senior obligations of consolidated securitization vehicles	603,902	—
Other liabilities	409,844	471,401
Total liabilities	6,135,743	5,270,704

Commitments and contingencies
Noncontrolling interests in Operating Partnership	293,593	238,051
Preferred units	166,731	166,501

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2024 and December 31, 2023	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 66,295 and 65,786 issued and outstanding (including 1,060 and 1,060 held in Treasury) at September 30, 2024 and December 31, 2023, respectively	663	660
Additional paid-in capital	3,866,088	3,826,452
Treasury stock at cost	(128,655)	(128,655)
Accumulated other comprehensive (loss) income	(27,308)	17,477
Retained deficit	(376,435)	(151,551)
Total SL Green Realty Corp. stockholders’ equity	3,556,285	3,786,315
Noncontrolling interests in other partnerships	63,720	69,610
Total equity	3,620,005	3,855,925
Total liabilities and equity	$10,216,072	$9,531,181

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2024	2023	2024	2023

Net loss attributable to SL Green common stockholders	$(13,279)	$(23,967)	$(2,298)	$(423,892)
Add:
Depreciation and amortization	53,176	50,642	154,007	198,760
Joint venture depreciation and noncontrolling interest adjustments	71,539	76,539	218,035	211,222
Net loss attributable to noncontrolling interests	(1,899)	(3,368)	(4,316)	(31,952)
Less:
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	371	—	19,006	(79)
Purchase price and other fair value adjustments	21,937	10,200	(33,765)	(6,813)
Gain (loss) on sale of real estate, net	7,471	516	4,730	(27,813)
Depreciable real estate reserves	—	389	(65,839)	(305,527)
Depreciation on non-rental real estate assets	1,204	1,002	3,357	2,722
FFO attributable to SL Green common stockholders and unit holders	$78,554	$87,739	$437,939	$291,648

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2024	2023	2024	2023

Net (loss) income	$(9,264)	$(21,694)	$11,084	$(439,279)

Depreciable real estate reserves	—	(389)	65,839	305,527
(Gain) loss on sale of real estate, net	(7,471)	(516)	(4,730)	27,813
Purchase price and other fair value adjustments	(12,906)	(10,183)	36,321	6,987
Equity in net (gain) loss on sale of interest in unconsolidated joint venture/real estate	(371)	—	(19,006)	79
Depreciation and amortization	53,176	50,642	154,007	198,760
SUMMIT Operator tax expense	(1,779)	3,735	(1,219)	6,881
Amortization of deferred financing costs	1,669	2,152	4,885	6,327
Interest expense, net of interest income	42,091	27,440	109,067	109,714
Interest expense on senior obligations of consolidated securitization vehicles	3,330	—	3,330	—
Operating income	68,475	51,187	359,578	222,809

Equity in net loss (income) from unconsolidated joint ventures	15,428	15,126	(100,057)	44,470
Marketing, general and administrative expense	21,015	22,873	62,360	69,132
Transaction related costs	171	166	263	1,083
Loan loss and other investment reserves, net of recoveries	—	—	—	6,890
SUMMIT Operator expenses	37,901	32,801	82,947	76,324
Gain on early extinguishment of debt	—	—	(17,777)	—
Investment income	(5,344)	(9,689)	(18,938)	(27,849)
Interest income from real estate loans held by consolidated securitization vehicles	(4,771)	—	(4,771)	—
SUMMIT Operator revenue	(36,437)	(35,069)	(94,643)	(83,020)
Non-building revenue	(17,414)	(4,616)	(48,177)	(32,533)
Net operating income (NOI)	79,024	72,779	220,785	277,306

Equity in net (loss) income from unconsolidated joint ventures	(15,428)	(15,126)	100,057	(44,470)
SLG share of unconsolidated JV depreciation and amortization	67,954	71,248	208,052	196,752
SLG share of unconsolidated JV amortization of deferred financing costs	2,413	2,926	7,875	9,129
SLG share of unconsolidated JV interest expense, net of interest income	67,670	73,470	209,753	199,205
SLG share of unconsolidated JV gain on early extinguishment of debt	—	—	(172,369)	—
SLG share of unconsolidated JV investment income	(4,745)	(321)	(6,465)	(951)
SLG share of unconsolidated JV non-building revenue	(776)	(10,099)	(2,899)	(14,443)
NOI including SLG share of unconsolidated JVs	196,112	194,877	564,789	622,528

NOI from other properties/affiliates	(27,865)	(25,606)	(81,356)	(118,563)
Same-Store NOI	168,247	169,271	483,433	503,965

Straight-line and free rent	674	(1,923)	(487)	(10,805)
Amortization of acquired above and below-market leases, net	834	140	1,748	472
Operating lease straight-line adjustment	204	204	611	611
SLG share of unconsolidated JV straight-line and free rent	(2,219)	(2,808)	(5,434)	(17,807)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,409)	(4,318)	(13,225)	(12,754)
SLG share of unconsolidated JV operating lease straight-line adjustment	—	—	—	—
Same-store cash NOI	$163,331	$160,566	$466,646	$463,682

Lease termination income	(1,369)	(2,200)	(3,601)	(2,952)
SLG share of unconsolidated JV lease termination income	(223)	(1,148)	(3,566)	(1,882)
Same-store cash NOI excluding lease termination income	$161,739	$157,218	$459,479	$458,848

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN